UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WESTLAND RESOURCES, CORP.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

1381

(SIC 0 Primary Standard Industrial Classified Code)

26-0148468

(I.R.S. Employer Identification Number)

3155 E. Patrick Lane, Suite 1

Las Vegas, NV 89120-3481

(702) 386-5394

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PARSONS/BURNETT/BJORDAHL, LLP

2070 SKYLINE TOWER, 10900 NE 4TH STREET

BELLEVUE, WA 98004

(425) 451-8036

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [  ]

If this Form is filed to register additional securities for an offering pursuant t to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462© under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering          [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer

[  ]

Accelerated filer

[  ]

Non-accelerated filer

[  ]

Smaller reporting company

[X]

Calculation of Registration Fee

Title of each Class of Securities To be Registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common	7,414,774	$ 0.05(1)	$ 370,738.70	$ 14.57

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated:  ___________________

SELLING STOCKHOLDERS PROSPECTUS

WESTLAND RESOURCES, CORP.

7,414,774 SHARES

COMMON STOCK

----------------

All of the shares of Westland Resources, Corp. (“Westland” or the “Company”) common stock, being offered through this Prospectus (the “Shares”) are being offered by the selling shareholders.  See the section entitled "Selling Shareholders."  The Company will not receive any proceeds from this offering.  The Shares were acquired by the Selling Shareholders directly from the Company pursuant to three private offerings of common stock conducted by the Company which were exempt from registration under the United States securities laws.  The information in this Prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is declared effective.  This Prospectus is not an offer to sell these securities and it is not a solicitation to buy these securities in any state where such an offer or sale is not permitted.

Securities Being Offered	Up to 7,414,774 shares of common stock (the “Offering”), offered by Selling Shareholders, as listed herein.
Minimum Number of Shares to be Sold in This Offering	None
Securities Issued and to be Issued	All of the common stock to be sold under this Prospectus will be sold by existing shareholders.

Our common stock is presently not traded on any market or securities exchange.  Therefore, the Selling Shareholders will sell their stock at $0.05 per share until the close of the Offering.

The purchase of the securities offered through this Prospectus involves a high degree of risk.  See section entitled "Risk Factors" on pages 5 - 10.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

SUMMARY

3

RISK FACTORS

3

RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

3

RISKS RELATED TO OUR MARKET AND STRATEGY

6

RISKS RELATED TO LEGAL UNCERTAINTY

7

RISKS RELATED TO THIS OFFERING

7

FORWARD-LOOKING STATEMENTS

9

USE OF PROCEEDS

10

DETERMINATION OF OFFERING PRICE

10

DILUTION

10

SELLING SHAREHOLDERS

10

PLAN OF DISTRIBUTION

26

DESCRIPTION OF SECURITIES

28

INTERESTS OF NAMED EXPERTS AND COUNSEL

29

INFORMATION WITH RESPECT TO THE REGISTRANT

29

Description Of Business

29

Description Of Property

31

Legal Proceedings

31

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters  31

Financial Statements

33

Plan Of Operation

52

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

53

Directors, Executive Officers, Promoters And Control Persons

53

Executive Compensation

55

Security Ownership Of Certain Beneficial Owners And Management

59

Transactions with Related Persons, Promoters and Certain Control Persons

59

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES  60

Until __________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY

The following summary is only a shortened version of the more detailed information, exhibits and financial statements appearing elsewhere in this Prospectus.  Prospective Investors (“Investors”) are urged to read this Prospectus in its entirety.

Westland Resources Corp.

We are engaged in the acquisition and development of oil and gas properties throughout North America.  We were incorporated in the State of Nevada on March 18, 2003.

Our principal offices are located at 3155 E. Patrick Lane, Suite 1, Las Vegas, NV 89120.

The Offering

Securities Being Offered	Up to 7,414,774 shares of common stock (the “Offering”), offered by Selling Shareholders, as listed herein.
Securities Issued Before the Offering	17,074,774
Securities to be Outstanding After the Offering	17,074,774
Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the Selling Shareholders. See section entitled Use of Proceeds

RISK FACTORS

An investment in our common stock involves a high degree of risk.  Investors should carefully consider the risks described below and the other information in this Prospectus and any other filings we may make with the SEC in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be materially and negatively effected. If our common stock becomes quoted on the Over-The Counter Bulletin Board (the “OTC-BB”), the trading price of such common stock could decline due to any of these risks, and Investors may lose all or part of their investment.

RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

If We Do Not Obtain Additional Financing Our Business May Fail

As of April 30, 2008 the Company had cash on hand in the amount of $327.  Our business plan calls for significant expenses in connection with the production, drilling and completion operations of its leasehold properties (the “Properties”).  We will require additional financing in order to complete these activities as outlined in our Plan of Operation (see “Managements Discuss and Analysis”).  In addition, we will require additional third-party financing to sustain our business operations if we are not successful in generating sufficient revenues from our operations.  We do not currently have any arrangements for such financing and we can provide no assurance to investors that we will be able to find such financing if required.  Obtaining additional financing would be subject to a number of factors, including market prices for oil and gas, investor endorsement of our business, operations and Properties, and investor sentiment.  These factors may make the timing, amount, terms or conditions of additional financing unavailable to us on terms beneficial to the Company.

If the Company requires additional funding in the future, the Company may be forced to conduct additional offerings of its equity securities.  Any additional sales of the Company’s capital stock will result in dilution to then existing shareholders.  Another potential, although not currently contemplated, source of financing for the Company may be the offering by us of an interest in our properties to be earned by another party or parties carrying out further development and drilling thereof.  Another alternative form of third-party financing would be to potentially borrow funds.  There is no assurances the Company could acquire such loans on terms that would be beneficial or acceptable to the Company.  Any third-party financings would likely reduce the amount of cash flow available for operations as funds would be diverted to pay back the amount borrowed (and any interest due thereon).

We may be subject to environmental risks that may be financially burdensome

We are subject to potential risks and liabilities associated with environmental compliance that could occur as a result of our business activities. To the extent that we are subject to environmental liabilities, the payment of such liabilities or the costs that we may incur to remedy any non-compliance with environmental laws would reduce funds otherwise available to us and could have a material adverse effect on our financial condition or results of operations. If we are unable to fully remedy an environmental problem, we might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy. The potential exposure may be significant and could have a material adverse effect on us. We have not purchased insurance for environmental risks (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration) because it is not generally available at a reasonable price or at all.

The oil and gas business is highly competitive

For the foreseeable future, we expect to be at a competitive disadvantage in at least the following areas of our business: (a) seeking to acquire suitable oil and/or gas drilling prospects; (b) undertaking exploration and development; and (c) acquiring any needed additional financing.  Our preliminary decisions regarding acquiring or leasing of properties is based in part upon publicly available geological information; as such the information is also available to our competitors.  In addition, we compete with large oil and gas companies which have longer operating histories and greater financial resources than we do.  These disadvantages could create negative results for our business plan and future operations.

Our ability to reach and maintain profitable operating results is dependant on our ability to find, acquire, and develop oil and gas properties

Our future performance depends upon our ability to find, acquire, and develop oil and gas reserves that are economically recoverable.  If we are not successful in our exploration and acquisition activities, we cannot develop reserves or generate revenues sufficient to operate profitably.  We cannot assure Investors that we will be successful in finding, acquiring, leasing and/or developing any properties and/or reserves on terms that are beneficial or acceptable to the Company.  We also cannot assure that commercially sufficient quantities of oil or gas deposits will be discovered or produced.  We do not have an established history of locating and developing properties that have economically feasible oil and gas reserves.

When we make the determination to invest in oil or gas properties we rely upon geological and engineering estimates which involve a high level of uncertainty

In addition to being publicly available, the geologic and engineering data we will be relying upon can also be unreliable in their estimates of the existence and/or amount of reserves of oil or gas located in a particular region and the amount of any such deposits which may be economically recoverable.  Recoverability is ultimately subject to the accuracy of data including, but not limited to, geological characteristics of the reservoir, structure, reservoir fluid properties, the size and boundaries of the drainage area, reservoir pressure, and the anticipated rate of pressure depletion.  Accordingly, reserve estimates may be subject to downward adjustment.  Actual production, revenue and expenditures will likely vary from estimates, and such variances may be material.

Our financial condition will deteriorate if we are unable to retain our interests in our leased oil and gas properties

All of our properties are held under interests in oil and gas mineral leases.  If we fail to meet the specific requirements of each lease, the lease may be terminated or otherwise expire.  We cannot assure you that we will be able to meet our obligations under each lease.  The termination or expiration of our “working interests” (Interests created by the execution of an oil and gas lease) relating to these leases would impair our financial condition and results of operations.

We will need significant additional funds to meet capital calls, drilling and other production costs in our effort to explore, produce, develop and sell the natural gas and oil produced by our leases.  We may not be able to obtain any such additional funds on terms acceptable to us, or at all.

Title deficiencies could render our oil and gas leases worthless; thus damaging the financial condition of the business

The existence of a material title deficiency can render a lease worthless, resulting in a large expense to our business.  We anticipate that commercially reasonable examinations of title will take place prior to any well(s) being drilled.  However, even after taking such precautions there may still arise issues with respect to deficiencies in the marketability of title to the leases and/or leasehold properties.  Any such deficiencies could make the applicable leases worthless which may have a negative impact on our business operations.

Reliance on certain third parties could negatively impact our business plan

Because we posses limited capital and human resources we will be forced to rely on third parties for certain business activities which may include but not be limited to: drilling, exploration and other operational services.  While relying on third-parties may save the Company’s limited financial resources, it could expose the Company to greater risks if we are unable to find qualified and/or reliable third-parties to work with; if we cannot compensate such third-parties; or if the third-parties are negligent or otherwise deficient in the provision of their products and/or services.

Furthermore, the use of third-parties may also have the negative effect of minimizing our ability to control the work being performed by such third-parties.  If any of these relationships with third-party service providers are terminated or are unavailable on commercially acceptable terms, our business plan will be adversely affected.

RISKS RELATED TO OUR MARKET AND STRATEGY

If We Are Unable To Hire And Retain Key Personnel We May Not Be Able To Implement Our Business Plan And Our Business May Fail

Many early stage companies are reliant upon their key personnel.  This is particularly true in highly specialized businesses such as mineral exploration.  Our success will be largely dependent on our ability to hire and retain highly qualified personnel.  These individuals may be in high demand and we may not be able to attract and/or retain the staff we need.  In addition, we may not be able to afford the high salaries and fees demanded by qualified personnel, or may lose such employees after they are hired.  Currently, we have not hired any key personnel.  Our failure to hire key personnel when needed would have a significant negative effect on our business.

If we as operators, or our operators of our oil and gas projects fail to maintain adequate insurance, our business could be exposed to significant losses

Our oil and gas projects are subject to risks inherent in the oil and gas industry.  These risks involve explosions, uncontrollable flows of oil, gas or well fluids, fires, pollution, earthquakes and other environmental issues.  These risks could result in substantial losses due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage.  If any of these or other types of losses occur (and whether or not there is insurance to cover such losses) it will likely have a negative affect on our ability to actively operate our business.

Because Market Factors in the Oil and Gas Business Are Largely Out of Our Control We May Not Be Able To Sell Gas at Favourable Prices

Prices for natural gas are currently at around 22.8 Tcf.  While prices are expected to rise, there is no guarantee that prices will climb, or even remain at their current level.  Should prices decline, wells to be drilled may not bring as much in revenues as expected.  Should market prices fall, we may not be able to meet expected expenses and we may be forced to curtail or suspend our active business operations.

RISKS RELATED TO LEGAL UNCERTAINTY

Any Burdensome Government Regulation Or Other Legal Uncertainties May Negatively Affect Our Business

To date, there are several governmental regulations that have materially restricted the use and development of mined ore. In addition, the legal and regulatory environment that pertains to the exploration of ore is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring or developing ore deposits. The growth of demand for ore may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues.  In addition to new laws and regulations being adopted, existing laws may be applied to drilling that has not as yet been applied.  These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

RISKS RELATED TO THIS OFFERING

The Company’s Directors and Officers Control a Majority of the Outstanding Shares of the Company and Therefore Control the Company’s Activities

Mr. Gordon L. Wiltse, our President and director, owns approximately 28.2% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  Other shareholders may not agree with decisions made by Mr. Wiltse, in his capacity as an officer or director, but because Mr. Wiltse owns 28.2% of the issued and outstanding shares of the Company’s common stock, the ability of other shareholders to remove and replace Mr. Wiltse as a director and/or officer will be greatly circumscribed.

Board of Directors Approve Own Compensation

The Board of Directors also comprise the officers of the Company.  As such, the Board of Directors approves the salaries of the officers; in effect the Board approves its own salaries.  As such, there is no member of the Board of Directors that is independent.  The Company has not yet adopted a written conflicts of interest policy, to insure that there is independent analysis of officer salaries, director compensation and related party contracts.  To date, no written agreements have been executed between management, the Board and the Company.  It is the practice of the Company not to enter into written compensation agreements with its officers and directors.

Dependence on Key Personnel

The Company’s success depends to a significant extent upon the efforts and abilities of its founders, Messrs. Wiltse and Paulson.  The loss of either of these individuals could have a material adverse effect upon the Company’s Business and result of Operations.

Mr. Wiltse presently spends approximately 50% of his business time on business management services for our company.  While Mr. Wiltse presently possesses adequate time to attend to our interests, it is possible that increased demands on Mr. Wiltse from his other obligations could diminish the amount of time he can devote to the management of our business.  In addition, Mr. Wiltse may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.  Competing demands may negatively affect Mr. Wiltse’s management activities for the Company.

Mr. Dale Paulson, a Company director and its Vice-President and Secretary, owns approximately 28.2% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control.  Other shareholders may not agree with decisions made by Mr. Paulson, in his capacity as an officer or director, but because Mr. Paulson owns 28.2% of the issued and outstanding shares of the Company’s common stock, the ability of other shareholders to remove and replace Mr. Paulson as a director and/or officer will be greatly circumscribed.  Mr. Paulson presently spends approximately 50% of his business time on business management services for our company.  While Mr. Paulson presently possesses adequate time to attend to our interests, it is possible that increased demands on Mr. Paulson from his other obligations could diminish the amount of time Mr. Paulson can devote to the management of our business.  In addition, Mr. Paulson may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.  Competing demands on Mr. Paulson’s business time may negatively affect his management activities for the Company.

If A Market for Our Common Stock Ever Develops Our Stock Price May Be Volatile

There is currently no market for our common stock and we can provide no assurance to Investors that a market will develop.  If a market does develop, however, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

(1)

actual or anticipated variations in our results of operations;

(2)

our ability or inability to generate new revenues;

(3)

increased competition; and

(4)

conditions and trends in the mining industry.

Further, if our common stock is ever quoted on the OTC-BB, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance.   These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

We can provide no assurance to investors that our common stock will be traded on the OTC-BB.

FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this Prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Shares offered through this Prospectus by the Selling Shareholders.

DETERMINATION OF OFFERING PRICE

Westland intends to apply for quotation on the OTC-BB, or listing on a similar exchange.  Until such time as a listing is approved, Selling Shareholders will sell their stock $0.05 per share.  The Offering Price was set by the Board of Directors based on the price of the most recent sales of the Company’s stock.  If quotation is obtained on the OTC-BB (or listed on a similar exchange), the Offering Price will be determined by market factors and the independent decisions of the Selling Shareholders.

DILUTION

The Shares to be sold by the Selling Shareholders are shares of the Company’s common stock that are currently issued and outstanding.  Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The Selling Shareholders named in this Prospectus are offering all of the 7,414,774 Shares of common stock offered. The shares include the following:

(A)

6,705,000 shares of our common stock were acquired from us in an offering completed in May, 2003 that was exempt from registration under Regulation S of the Securities Act of 1993 (the “Securities Act”).  These shares were subsequently reduced to 1,341,000 shares by means of a reverse split.  Those 1,341,000 shares are being offered pursuant to this Prospectus.

(B)

4,703,774 shares of our common stock are being offered pursuant to this Prospectus that were acquired from us in an offering completed in April, 2004 that was exempt from registration under Regulation S of the Securities Act; and

(C)

1,370,000 shares of our common stock are being offered pursuant to this Prospectus that were acquired from us in an offering completed in December, 2007 that was exempt from registration under Regulation S of the Securities Act.

The following table provides, as of August 4, 2008, information regarding the beneficial ownership of our common stock held by each of the Selling Shareholders, including:

(A)

the number of shares, of common stock, owned by each prior to this Offering;

(B)

the total number of Shares that are to be offered by each;

(C)

the total number of shares, of common stock, that will be owned by each upon completion of the Offering;

(D)

the percentage of total shares, of common stock, owned by each upon completion of the Offering; and

(E)

the identity of the beneficial holder of any entity that owns shares.

To the best of our knowledge, the named parties in this table beneficially own and have sole voting and investment power over all Shares or rights to their Shares.  Also in calculating the number of shares of our common stock that will be owned upon completion of this Offering, we have assumed that none of the Selling Shareholders sells shares of common stock not being offered in this Prospectus or purchases additional shares of common stock, and have assumed that all Shares offered are sold.  We have based the percentage owned by each on 17,074,774 shares of common stock outstanding on April 30, 2008.

Name and Address of Selling Stockholder	Number of Shares Owned Before the Offer	Total Number of Shares to be Offered	Total Number of Shares Owned After the Offer	Percentage Owned After Offer
Surdash Ahuja 3667 New Castle Drive Ahbotsford, BC Canada	10,000	10,000	0	0%
Peter Astoria Site 11 Comp 26 RR1 Sorrento, BC Canada V0E2W0	10,000	10,000	0	0%
Gurdev Aujla 12328 69 A Ave. Surrey BC Canada V3W 0A5	10,000	10,000	0	0%
Sukeinderpal S. Aujula 13054 108th Avenue Surrey BC Canada	50,000	50,000	0	0%
Jiuan Badesha 3504 Galiano Drive Abbotsford, BC Canada V2T5R5	10,000	10,000	0	0%
Jim Bailey 6025 Avondale Place Duncan, BC Canada V9L5H9	50,000	50,000	0	0%
Balvinder Bains 7738 140th St. Surrey, BC Canada	40,000	40,000	0	0%

Hervinder Bains 7738 140th St Surrey, BC Canada	40,000	40,000	0	0%
Javinder Bains 7738 140th St Surrey, BC Canada	40,000	40,000	0	0%
Mandeep Bains 7738 140th St Surrey, BC Canada	40,000	40,000	0%	0%
Sandeep Bains 7738 140th St Surrey, BC Canada V3W 5K1	40,000	40,000	0	0%
Pieter Baljet 6300 Trans Canada Highway Duncan, BC Canada V9L 6C7	100,000	100,000	0	0%
Resham K. Bansi 3649 New Castle Drive Abbotsford, BC Canada V2T 5M7	25,000	25,000	0	0%
Sukhdrer Bansi 3649 New Castle Drive Abbotsford, BC Canada V2T 5M7	25,000	25,000	0	0%
Brian Beard 6872 229th Street Langley, BC Canada V2Y 2J7	40,000	40,000	0	0%
Henry Bergen 2283 Peardonville Rd. Abbotsford, BC Canada V3T 6J7	80,000	80,000	0	0%
Areifa Bksi 8337 150th Street Surrey, BC Canada V3S 3J6	10,000	10,000	0	0%
Todd Bonacci 6216 – 171 A Street Surrey, BC Canada V3S 5S3	50,000	50,000	0	0%

Ricky Bowal 11593 Bird Rd. Richmond, BC Canada V6X 1N7	30,000	30,000	0	0%
Lakjinder Braich 944 East 54th Ave. Vancouver, BC Canada V5X 1J6	20,000	20,000	0	0%
Harjinder Brar 25-3270 Blue Jay St. Abbotsford, BC Canada V2T 6T1	20,000	20,000	0	0%
Mohinder Singh Brar 3463 Wagner Drive Abbotsford, BC Canada V2T 5S4	10,000	10,000	0	0%
Pamjit Singh Brar 3474 Nightingale Dr. Abbotsford, BC Canada V2T 5W3	35,000	35,000	0	0%
Sudkhdev Bratch 10202 – 128A St. Surrey BC Canada V3V 2H9	7,500	7,500	0	0%
David Brown 17071 102 A Ave. Surrey, BC Canada V4N 3L1	40,000	8,000	0	0%
Campbell, Rory & Alison Forgay 101-835 View Street Victoria, BC Canada V8W 3W8	100,000	100,000	0	0%
Bert Cardon PO Box 246 Sundre, AB Canada T0M 1X0	37,500	37,500	0	0%
Sundeep Chalal 6571 No 7 Rd. Richmond, BC Canada V6W 1E8	20,000	20,000	0	0%
Jimmy Chang 8511 Sunnywood Drive Richmond, BC Canada V6Y 3G4	20,000	20,000	0	0%

David Kai Ming Chau 225-8877 Oldin Crescent Richmond, BC Canada V6X 3Z7	20,000	20,000	0	0%
Jagit Cheema 32757 Antelope Avenue Mission, BC Canada V2V 7A9	40,000	40,000	0	0%
Navtejpaul S. Chilana 1407 – 938 Smith St. Vancouver, BC Canada V6Z 3H8	20,000	20,000	0	0%
Nabila Chowdmry 9400 Algoma Drive Richmond, BC Canada V7A 3P7	20,000	20,000	0	0%
Walter Copick 707 – 1450 Pennyfarthing Drive Vancouver, BC Canada	25,000	25,000	0	0%
Harvinder Deol 12552 – 68A Ave. Surrey, BC Canada V3W 1M2	10,000	10,000	0	0%
Baldish K. Dhaba 2088 Ridgeway St. Abbotsford, BC Canada V2T 3X7	15,000	15,000	0	0%
Karminder Dhami 18652 54th Ave. Surrey, BC Canada V3S 8L5	10,000	10,000	0	0%
Rajwinder Dhanoa 3920 19th Ave Edmonton, AB Canada T6L 3M7	10,000	10,000	0	0%
Jaswinder Dharmat 3121 Ridgeview Dr. Abbotsford, BC Canada V2T 6N5	10,000	10,000	0	0%
Makham Dhesi 12720 70A Ave. Surrey, BC Canada V3W 0V4	20,000	20,000	0	0%

Ranjit S. Dhillon 5725 146th St. Surrey, BC Canada V3S 2Z5	35,000	35,000	0	0%
Janmeet Dhiman 814 Edinburgh St. New Westminster, BC Canada V3M 2V3	20,000	20,000	0	0%
Camil Dubuc 3562 W. 42nd Ave. Vancouver, BC Canada V6M 3H6	100,000	100,000	0	0%
Herb Earnhart 1266 Alderside Rd. Port Moody, BC Canada V3H 3A7	10,000	10,000	0	0%
Rick Egdorf 1708-4300 Mayberry St. Burnaby., BC Canada V5H 4A4	30,000	30,000	0	0%
Hardip Gandham 30673 Sandpiper Dr. Abbotsford, BC Canada V2T 5N3	71,495	71,495	0	0%
Sunny Singh Gandham 15296 83B Ave. Surrey, BC Canada V3S 8M8	250,000	250,000	0	0%
Surjit Gerwal 30563 Sparrow Dr. Abbotsford, BC Canada V2T 5R9	30,000	30,000	0	0%
Nirdash Ghuman 7559 – 128 St. Surrey, BC Canada V3W 4E4	30,000	30,000	0	0%
Balger Singh Gill 9398 132 St. Surrey,. BC Canada V3V 5R1	60,000	60,000	0	0%
Jagata Singh Gill 9398 132 St. Surrey, BC Canada V3V 5R1	60,000	60,000	0	0%

Ravinder Kaur Gill 9398 132 St. Surrey,. BC Canada V3V 5R1	60,000	60,000	0	0%
Sanghi Gill 402 East 56th Ave. Vancouver, BC Canada V5X 1R4	5,000	5,000	0	0%
Shaminder Gill 31129 Creekside Drive Abbotsford, BC Canada V2T 5J9	10,000	10,000	0	0%
Gilly’s Truck Wash 9396-133A St. Surrey, BC Canada V3V 5R7	20,000	20,000	0	0%
Allan Granday 3325 Rosalie Crt Coquitlam, BC Canada V3E 2Z8	20,000	20,000	0	0%
Bill Grewal 7416 Hurdle Cres Surrey, BC Canada V3W 4H1	20,000	20,000	0	0%
D Graeme Harkness 201-585 Austin Ave. Coquitlam, BC Canada V3K 3N2	25,000	25,000	0	0%
Ray Helm 6430 Lyon Rd. North Delta, BC Canada V4E 1H5	18,779	18,779	0	0%
Philip Horwood 1703 – 1128 Quebec St. Vancouver, BC Canada V6A 4E1	4,000	40,000	0	0%
Li Wei Huang #1006 – 909 Burrard St. Vancouver, BC Canada V6N 2N2	82,500	82,500	0	0%
Li-Yen Huang #1006 – 909 Burrard St. Vancouver, BC Canada V6N 2N2	238,000	238,000	0	0%

Mohammed Husain 5455 Killarney St. Vancouver, BC Canada V5R 3W3	65,000	65,000	0	0%
Manjinder Kaila 6964 126th St. Surrey, BC Canada V3W 4A5	6,000	6,000	0	0%
Devinder Kaila 6964 – 126th St. Surrey, BC Canada V3W 4A5	5,000	5,000	0	0%
Nash Karim 9 – 12988 84th Ave. Surrey, BC Canada V3W 0K6	10,000	10,000	0	0%
Shaheem Khalili 2550 Norquay St. Vancouver, BC Canada V5R 5Y9	65,000	65,000	0	0%
Pirthdal Singh Khangura 5 – 31088 Peardonville Rd. Abbotsford, BC Canada V2S 5W6	20,000	20,000	0	0%
Caspar Koch 1370 – 1140 W Pender St Vancouver, BC Canada V6E 4G1	30,000	30,000	0	0%
Jerald Kohut 32532 Fleming Ave. Mission, BC Canada V2V 2G9	10,000	10,000	0	0%
Justin Kooner 4586 – 176th St. Surreny, BC Canada V3S 0L5	40,000	40,000	0	0%
Randhir Kooner 4586 – 176 St. Surrey, BC Canada V3S 0L5	40,000	40,000	0	0%

Steve Kooner c/o 9 – 2630 Bourquin Cres W. Abbotsford, BC Canada V2S 5N7	10,000	10,000	0	0%
Justej Kooner 4586 – 176th St. Surreny, BC Canada V3S 0L5	40,000	32,000	0	0%
Dawn Kropinak 128 – 19528 Fraser Hwy. Surrey, BC Canada V3S 8P4	5,000	5,000	0	0%
Amrit Lehal 14568 89th Ave. Surrey, BC Canada V3R 8B2	20,000	20,000	0	0%
John Leong 833 East 50th Ave. Vancouver, BC Canada V5X 1B6	45,000	45,000	0	0%
Franklin Lew 6399 Carnarvon St. Vancouver, BC Canada V6N 1K7	20,000	20,000	0	0%
Jason Li 863 East 13th Ave. Vancouver, BC Canada V5T 2L4	25,000	25,000	0	0%
Maria Mang-Lee Li 863 East 13th Ave. Vancouver, BC Canada V5T 2L4	30,000	30,000	0	0%
Yong Mei Li 58 – 6233 Birch St. Richmond, BC Canada V6Y 4H3	20,000	20,000	0	0%
Wen Sheng Liu 6951 Kitchener St. Burnaby, BC Canada V5B 2J8	100,000	100,000	0	0%

Ching-Hsien Lo #1006 – 909 Burrard Street Vancouver, BC Canada V6N 2N2	400,000	400,000	0	0%
Adrian Loh 220 – 8911 Beckwith Rd. Richmond, BC Canada V6X 1V4	10,000	10,000	0	0%
Grace Loh 6349 Alberta St. Vancouver, BC Canada V5Y 3N3	10,000	10,000	0	0%
Marilyn MacDonald 32637 Turnbridge Ave. Mission, BC Canada V4S 1R4	10,000	10,000	0	0%
David MacGrotty 468 Glenbrook Dr. New Westminster, BC Canada V3L 5J5	20,000	20,000	0	0%
Duncan MacKechnie 302-878 Gilford St. Vancouver, BC Canada V6G 2N6	150,000	150,000	0	0%
Sukhjeet Mahal 6342 135th St. Surrey, BC V3X 1J7	10,000	10,000	0	0%
Lorne Martindale 101 – 746 Abbot Drive Quesnel, BC Canada V2J 1H5	100,000	100,000	0	0%
Thomas Nazmack 355 Butter Rd. York, PA 17404	50,000	50,000	0	0%
Pacific Fast Trasport 6872 229 St. Langley, BC Canada V2Y 2J7	35,000	35,000	0	0%
David Parkinson 17943 Shannon Pl. Surrey, BC Canada V3S 1H5	100,000	100,000	0	0%

Joe Perrett 213-2222 Castle Drive Whistler, BC Canada V0N 1B2	50,000	50,000	0	0%
Dustin Pettet 243 1128 Quebec Street Vancouver, BC Canada V6A 2E1	10,000	10,000	0	0%
Reg Plett 10760 168th Street Surrey, BC Canada V4N 1N2	110,000	110,000	0	0%
Sukhdev Rai 14176 Colebrook Rd. Surrey, BC Canada V3S 0L2	46,000	46,000	0	0%
Hirdemail Rai 11791 Oldfield Ave. Richmond, BC Canada V6X 1M3	10,000	10,000	0	0%
Kulvinder Rana 31493 Spur Ave. Abbotsford, BC Canada V2T 6W9	70,000	70,000	0	0%
Mandip Rana 13044 64th Ave. Surrey, BC Canada V3W 1X8	10,000	10,000	0	0%
Ramji B. Raniga 15269 – 81 Ave. Surrey, BC Canada V3S 9E3	5,000	5,000	0	0%
Paul S. Richardson 1164 Condor Cres. Coquitlam, BC Canada V3E 2B3	20,000	20,000	0	0%
Gurjinder Sahota 6566 – 124A St. Surrey, BC Canada V3W 0K9	20,000	20,000	0	0%
Jagdip Sall 7505 Sinclair Cres. Surrey, BC Canada V3W 4H2	10,000	10,000	0	0%

Mandip Sall 7505 Sinclair Cres. Surrey,. BC Canada V3W 4H2	10,000	10,000	0	0%
Sandeep Sall 232 Suzuki St. New Westminster, BC Canada V3M 6X2	10,000	10,000	0	0%
Hardip Samara 7063 Kingswood Crt. Delta, BC Canada V4E 2S3	8,000	8,000	0	0%
Hardeep Samra 7063 Kingswood Ct. Delta, BC Canada V4E 2S3	27,000	27,000	0	0%
Balwinder Singh Sandhu 3616 Fieldgate St. Abbotsford, BC Canada V2T 6W5	15,000	15,000	0	0%
Baljit Sandhu 8922 142 A St. Surrey, BC Canada V3V 7T1	40,000	40,000	0	0%
Rajbir Sarahan 7877 – 168A St. Surrey, BC Canada V3S 0S8	10,000	10,000	0	0%
Kaur Surjit Saran 8398 Miller Cres. Mission, BC Canada V2V 6V8	10,000	10,000	0	0%
Wayne Leslie Saxbee 34901 Panorama Drive Abbotsford, BC Canada V2S 7S3	10,000	10,000	0	0%
Robert Scheer 965 – 164 A Street Surrey, BC Canada V4A 8N1	50,000	50,000	0	0%
Ron Schmitz 579 22nd Ave. W Vancouver, BC Canada V5Z 1Z4	10,000	10,000	0	0%

Harjinder Sekhon 32908 Desbrisay Ave. Mission, BC Canada V2V 7R2	5,000	5,000	0	0%
Gurjit Senghera 11670 – 79 A Ave. Surrey, BC Canada V4C 6W1	20,000	20,000	0	0%
Chaanjit Singh Shaota 6566 12th A St Surrey BC	10,000	10,000	0	0%
Sukh Shoker 17012 88th Ave. Surrey, BC Canada V4N 3G3	15,000	15,000	0	0%
Amarik S. Sidhu 6379 150 A St. Surrey, BC Canada V3S 1N5	2,500	2,500	0	0%
Parveen Sidhu 32275 Cordova Ave. Abbotsford, BC Canada V2T 4B4	50,000	50,000	0	0%
Gurmit Sidhu 3418 Sidegrove Crt. Abbotsford, BC Canada V2T 6V9	10,000	10,000	0	0%
Sharon Sidhu 9580 Glenallen Dr. Richmond, BC Canada V7A 2S8	10,000	10,000	0	0%
Anchhattar S. Sidhu 1601 – 14820 – 14th St. Surrey, BC Canada V3R 0V9	10,000	10,000	0	0%
Hardip Singh 30314 Huntington Rd. Abbotsford, BC Canada V4X 2K6	100,000	100,000	0	0%
Muhinder Singh 32608 Murray Ave. Abbotsford, BC Canada V2T 4T5	10,000	10,000	0	0%

David Slater 5618 120th St. Surrey, BC V3XZ 1E8	20,000	20,000	0	0%
Yea-Fang Taun 1101-909 Burrard St. Vancouver, BC Canada V6N 2N2	475,000	475,000	0	0%
Hunt K. Tse 1138 Holdom Ave. Burnaby, BC Canada V5B 3V6	20,000	20,000	0	0%
Esmat Vazini 2036 Lorraine Ave. Coquitlam, BC Canada V3K 2M6	10,000	10,000	0	0%
Rani Virk 12324 – 92 A. Ave. Surrey, BC Canada V3V 7A8	10,000	10,000	0	0%
Ravinder Virk 1234 0 92 A. Ave. Surrey, BC Canada V3V 7A8	10,000	10,000	0	0%
Sanjeev Virk 12608 – 70A Ave. Surrey, BC Canada V3W 2J4	25,500	25,500	0	0%
Edward F. Walters 202 – 1370 Beach Drive Victoria, BC Canada V8S 2N6	100,000	100,000	0	0%
Ta-Ming Wu 1101 – 909 Burrard St. Vancouver, BC Canada V6Z 2N2	450,000	450,000	0	0%
Alexander Wurm 404 Canada Place Vancouver, BC Canada V6C 3E2	50,000	50,000	0	0%
Jen Ting Yang 37 – 6388 Alder St. Richmond, BC Canada V6Y 4G4	100,000	100,000	0	0%

Peter Yao 10651 Roselea Cres. Richmond, BC Canada V7A 2R5	20,000	20,000	0	0%
Shang Yu 1215-510 West Hasting St. Vancouver, BC Canada V6B 1L8	40,000	40,000	0	0%
Harold Goodman 9039 160th St. Surrey B.C. V4N2X7	40,000	40,000	0	0%
Ping Ping Toth 9951 158th Surrey B.C V4N 2A7	60,000	60,000	0	0%
Engelinus John Wikkerink 4646 Alder Glen Pl Cowichan Bay B.C. V0R 1N1	100,000	100,000	0	0%
Raymond Szeto 4637 Union St Burnaby B.C. V5C 2Y2	50,000	50,000	0	0%
Kent Kirby Suite 403 510 West Hastings Vancouver B.C. V6B 1C8	20,000	20,000	0	0%
Ron Childs 2225 184th Surrey B.C. V3S 9U2	60,000	60,000	0	0%
Ronald Rubaliak 4446 Gander Dr Richmond B.C. V7E 5T9	60,000	60,000	0	0%
Agustino Velenosi 1852 Clif Ave Burnaby B.C. V5A2K5	60,000	60,000	0	0%
Del Brynelsen 5385 Sans Souci Rd Halfmoon Bay B.C. V0N 1Y2	100,000	100,000	0	0%

Robert Schmunk #204 2033 56th Ave Langley B.C. V4N 0L5	80,000	80,000	0	0%
Kenneth Nermo 9561 155st Surrey B.C.	20,000	20,000	0	0%
Overdrive Enterprises 25885 102 Ave Maple Ridge B.C. V2W 1K5	40,000	40,000	0	0%
Jane Goodman 16303 95 Ave Surrey B.C. V4N 3C5	40,000	40,000	0	0%
Leslie Harrison23145 Slager Ave V2X3C8	40,000	40,000	0	0%
Wu, Chih-Chun No.6,Hua Nan Road Longtan Country, Taoyuan, Taiwan	100,000	100,000	0	0%
Marco Myatovic 4318 Northwood pulpmill Rd Prince George B.C V2k 5r8	40,000	40,000	0	0%
James F. Barbondy 4001 Campell St Prince George B.C. V2N 2Y3	40,000	40,000	0	0%
Mr Alan Humphreys 4328 Fisk Ave Prince George B.C. V4M 5W7	40,000	40,000	0	0%
Drew Larsen 2940 Wayne St Prince George B.C. V2N4M8	40,000	40,000	0	0%
Circle R enterprises Ltd 10355 Mauraen Drive Prince George B.C. V2N 5B6	40,000	40,000	0	0%

Ralph R. Anderson Box 507 Prince George B.C. V2L4S7	40,000	40,000	0	0%
Kelleen Larsen 2940 Wayne St Prince George,BC. V2N 4M8	40,000	40,000	0	0%
Guilford Brett 1600 409 Granville St. Vancouver B.C. V6C 1T2	60,000	60,000	0	0%
David Brett 5021 St New Westminster B.C. V3L 2H1	60,000	60,000	0	0%
Ronnie D. Doman P.O. Box 309 Duncan, BC. V9L 3XS	100,000	100,000	0	0%

To our knowledge, none of the Selling Shareholders:

(1)

has had a material relationship with Westland, other than as a shareholder as noted above, at any time within the past three years; or

(2)

has ever been an officer or director of Westland, except as noted above.

None of the Selling Shareholders are related to the directors or officers.

PLAN OF DISTRIBUTION

Until the Company's common stock is quoted on the OTC-BB or listed via another trading venue, the Selling Shareholders will sell their stock at $0.05 per share.  Once the Company's stock is approved for quotation on the OTC-BB (or listed on a similar trading venue), the Selling Shareholders will be free to offer and sell their Shares at such times, in such manner and at such prices as they may determine.  They may sell some or all of their common stock in one or more transactions, including block transactions:

(1)

on such public markets or exchanges as the common stock may from time to time be trading;

(2)

in privately negotiated transactions;

(3)

through the writing of options on the common stock;

(4)

in short sales; or

(5)

in any combination of these methods of distribution.

The sales price to the public may be:

(1)

the market price prevailing at the time of sale;

(2)

a price related to such prevailing market price; or

(3)

such other price as the selling shareholders determine from time to time.

The Shares may also be sold in compliance with the SEC’s Rule 144, promulgated under the Securities Act.

The Selling Shareholders may also sell their Shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the Selling Shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The Selling Shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the Selling Shareholders to sell a specified number of Shares at a stipulated price per Share and, to the extent such broker or dealer is unable to do so acting as agent for the Selling Shareholders, to purchase, as principal, any unsold Shares at the price required to fulfill the respective broker's or dealer's commitment to the Selling Shareholders. Brokers or dealers who acquire Shares as principals may thereafter resell such Shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such Shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.  If applicable, the Selling Shareholders also may have distributed, or may distribute, Shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such Shares as described above.  We can provide no assurance that all or any of the Shares offered will be sold by the Selling Shareholders.

We are bearing all costs relating to the registration of the Shares.  Any commissions or other fees payable to brokers or dealers in connection with any sale of the Shares, however, will be borne by the Selling Shareholders or other party selling such common stock.

The Selling Shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”) in the offer and sale of their Shares. In particular, during such times as the Selling Shareholders may be deemed to be engaged in a distribution of the Shares, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

(1)

not engage in any stabilization activities in connection with our common stock;

(2)

furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

(3)

not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

DESCRIPTION OF SECURITIES

General

The securities being offered are shares of our common stock, par value $0.001 per Share.  Under our Articles of Incorporation, the total number of shares of all classes of stock that we are authorized to issue is 750,000,000 shares of common stock.  As of April 30, 2008, a total of 17,074,774 shares of common stock were issued and outstanding.  All issued and outstanding shares of our common stock are fully paid and non-assessable.

Common Stock

Holders of our common stock have the right to cast one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors. Holders of common stock do not have cumulative voting rights in the election of directors. Holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders, and a vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of our Articles of Incorporation.

Holders of common stock are entitled to receive dividends pro rata based on the number of shares held, when, as and if declared by the board of directors, from funds legally available therefore. In the event of our liquidation, dissolution or winding up, all assets and funds remaining after the payment of all debts and other liabilities shall be distributed, pro rata, among the holders of the common stock. There are no redemption or sinking fund provisions applicable to the common stock.  All outstanding shares of common stock are fully paid and non-assessable.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain all future earnings, if any, to finance the operation and expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Parsons/Burnett/Bjordahl, LLP, our independent counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this Prospectus and the registration statement have been audited by Dale Matheson Carr-Hilton Labonte, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INFORMATION WITH RESPECT TO THE REGISTRANT

We are a Nevada corporation incorporated on March 18, 2003 as Lions Petroleum, Corp.  On March 31, 2007, we changed our name to Westland Resources, Corp.  Our principal executive offices are located at 3155 E. Patrick Lane, Suite 1, Las Vegas, NV 89120.  Our telephone number is (702) 386-5394.

Description Of Business

We are in the business of oil and gas well drilling and acquisition.  Management’s focus is on identifying projects that have low risk, such as off-set wells and re-entry of existing wells.

The Company has chosen this business model because it reduces the risk factors involved in acquiring and developing a project on its own.  By partnering with other interested parties, the cost of these wells can be shared.  The wells are chosen next to producing fields that have a history of success.

Since inception, the Company has been involved with Martex, and Cummings Co. and subsequently Lexus Oil & Gas in developing the Marble Falls lime structure in northwest Palo Pinto County, Texas.  Recently, Westland partnered in five wells in Palo Pinto County with varying degrees of success.  To date, the Company has not drilled or participated in the drilling of any wells and has not produced or sold any gas or oil from producing wells.

History & Background

The Company was originally incorporated as Lions Petroleum Corp. with the intent of merging with and into Lions Petroleum, Inc. (a Delaware corporation).  The Company loaned Lions Petroleum, Inc. funds to assist in the early stages of their business plan.  Subsequently, the principals of each corporation terminated discussions and each corporation pursued separate business plans.  The Board of Directors approved a proposal to accept shares of Lions Petroleum, Inc. in consideration of monies due.  Please see Transactions with Related Parties below.  There are no other arrangements or agreements between the two corporations.

On March 31, 2003, The Company entered into a leasehold ownership agreement in conjunction with the Cummings Company of Forth Worth, Texas. This agreement allowed them to acquire the right to an assignment of 100% of all leasehold interests and 80% of all net revenue interests in the Bridges lease, located in Palo Pinto County, TX.

The Company entered into an 8.5% working interest and a 6.8% net revenue interest in the W.C. Bridges #1 Well.  Subsequently the Company entered into an agreement to participate in two wells (The Bridges #4 and the Hinkson #3) on a 10% working interest with 8% net revenue.

On May 21, 2003, the Company entered into and completed agreements to participate in the Bridges #1 (8.5% working interest, 6.8% net revenue interest) Well, the Bridges #7 and #8 and the Hinkson #3 (10% working interest, 8% net revenue interest) Wells located in Palo Pinto County, Texas.

The Bridges project is a multi-play area with proven production from the Shallow Strawn Sands formation from 1800 feet in depth through the Big Saline Conglomerates at approximately 4,000 feet, to Mississippian Chappel Reefs at 4,500 feet in depth. The objective for this project was the previously overlooked zone of interest, the Marble Falls, located below these conglomerates.

In May, 2005, Westland Resources sold its interest in the bridges #7 and #3 for the equivalent of $65,000.  The Company has maintained its interest in two wells in Palo Pinto County, Texas:  the W.C. Bridges #1 and the ImaBridges #2.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to oil and gas production in the United States generally, as well as all State, County or other local oil and gas production and land use related laws specifically.  We can provide no assurance to Investors that such approvals will be obtained.  The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We have budgeted for regulatory compliance costs in the proposed work program recommended by the geological report.  We will have to sustain the cost of reclamation and environmental mediation for all exploration (and development) work undertaken.  The amount of these costs is not known at this time as we do not know the extent of the acquisition costs.

Employees

We have no employees, other than our officers, as of the date of this Prospectus.

Our officers are Mr. Gordon L. Wiltse, who is our President, and Mr. Dale M. Paulson, who is our Vice-President and our Secretary.  Messrs. Wiltse and Paulson are also our directors.  Both provide their services on a part-time basis as required for our business pursuant to a Management Services Agreement.  Mr. Wiltse presently commits approximately 50% of his business time to our business and Mr. Paulson presently commits approximately 50% of his time.

We do not pay any compensation to our directors solely for serving as directors on our board of directors.

We conduct our business largely through agreements with consultants and arms-length third parties.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Description Of Property

Our executive offices are located at 3155 E. Patrick Lane, Suite 1, Las Vegas, NV 89120.

Legal Proceedings

We are not currently a party to any legal proceedings.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for quotation of our common stock on the NASD OTC: BB upon the effectiveness of the registration statement of which this Prospectus forms a part.  However, we can provide Investors with no assurance that our common stock will be quoted on the OTC:BB or, if quoted, that a public market will materialize.

Holders of Our Common Stock

As of the date of this prospectus statement, we have 169 registered shareholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(1)   we would not be able to pay our debts as they become due in the usual course of business; or

(2)   our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends.  We do not plan to declare any dividends in the foreseeable future.

Rule 144 Shares

A total of 9,800,000 shares of our common stock will be available for resale to the public after March 8, 2008, in accordance with the volume and trading limitations of Rule 144 of the Act.  In general, under Rule 144 as currently in effect, a person who is an affiliate of a company and has beneficially owned shares of a company's common stock for at least six months is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.    1% of the number of shares of the company's common stock then outstanding, which equals approximately 170,748 shares in our company as of the date of this Prospectus; or

2.    the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

As of the date of this Prospectus, officers and directors of our company hold 3,428,570 shares that may be sold pursuant to Rule 144 after March 8, 2008.

Financial Statements

The following statements are included herewith:

Audited Financial Statements for the Year Ended July 31, 2007

Interim Financial Statements for the Period Ended April 30, 2008

WESTLAND RESOURCES CORP.

(Formerly Lions Petroleum Corp.)

(An Exploration Stage Company)

FINANCIAL STATEMENTS

JULY 31, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Westland Resources Corp.:

We have audited the accompanying balance sheets of Westland Resources Corp. (Formerly Lions Petroleum Corp.), an exploration stage company) as of July 31, 2007 and 2006 and the related statements of operations, stockholders’ deficit and cash flows for the years ended July 31, 2007 and 2006 and the period from March 18, 2003 (Inception) through July 31, 2007.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these  financial statements present fairly, in all material respects, the financial position of Westland Resources Corp as of July 31, 2007 and 2006 and the results of its operations and its cash flows for the years ended July 31, 2007 and 2006 and the period from March 18, 2003 (Inception) through July 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has not generated significant revenues since inception, has incurred losses in developing its business, and further losses are anticipated.  The Company requires additional funds to meet its obligations and the costs of its operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in this regard are described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DALE MATHESON CARR-HILTON LABONTE LLP

CHARTERED ACCOUNTANTS

Vancouver, Canada

February 12, 2008

WESTLAND RESOURCES CORP.

(Formerly Lions Petroleum Corp.)

(An Exploration Stage Company)

BALANCE SHEETS

	July 31, 2007	July 31, 2006

ASSETS

Current
Cash	$ 266	$ 1,568
Accounts receivable	440	-
Prepaid expenses	5,000	2,166
Marketable securities (Note 3)	30,600	36,042
Due from related party (Note 6)	-	131,313

	36,306	171,089

Equipment (Note 4)	2,087	2,777

Oil and gas properties, unproven (Note 5)	2,254	47,391

Total assets	$ 40,647	$ 221,257

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current
Accounts payable and accrued liabilities	$ 26,349	$ 20,168
Due to related parties (Note 6)	35,000	155,000

Total current liabilities	61,349	175,168

Contingency (Note 1)

Stockholders’ equity (deficit)
Common stock (Note 7)
Authorized
750,000,000 shares, par value of $0.001
Issued
15,644,774 (2006 – 5,853,274) shares	15,644	5,853
Additional paid-in capital	1,261,134	579,474
Share subscriptions	-	17,301
Deficit accumulated during the exploration stage	(1,166,580)	(541,079)
Accumulated other comprehensive loss	(130,900)	(15,460)

Total stockholders’ equity (deficit)	(20,702)	46,089

Total liabilities and stockholders’ equity (deficit)	$ 40,647	$ 221,257

The accompanying notes are an integral part of these financial statements.

WESTLAND RESOURCES CORP.

(Formerly Lions Petroleum Corp.)

(An Exploration Stage Company)

STATEMENTS OF OPERATIONS

	March 18, 2003 (Inception) to July 31, 2007	Year ended July 31, 2007	Year ended July 31, 2006

REVENUES
Oil & gas revenue	$ 13,483	$ 1,418	$ 4,750

EXPENSES
Amortization and Depletion	155,036	8,889	35,075
Bank charges and interest	2,146	170	941
Consulting	12,086	-	-
Management fees (Note 6)	454,670	120,000	120,000
Office and miscellaneous	19,412	4,632	2,856
Office rent	12,623	3,483	787
Professional fees	58,686	15,622	15,708
Registration, filing fees and transfer agent	7,852	976	2,762
Shareholder and promotion	2,054	685	-
Travel and related	24,329	-	-

	(748,894)	(154,457)	(178,129)

OTHER ITEMS
Loss on sale of marketable securities (Note 3)	(41,706)	(36,345)	(5,361)
Impairment of oil and gas properties (Note 5)	(36,938)	(36,938)	-
Gain on sale of oil and gas property (Note 5)	46,654	-	46,654
Gain on settlement of debt (Note 3)	32,821	32,821	-
Loss on settlement of debt (Note 6)	(432,000)	(432,000)	-

	(431,169)	(472,462)	41,293

NET LOSS	(1,166,580)	(625,501)	(132,086)

ACCUMULATED OTHER COMPREHENSIVE LOSS	(130,900)	(130,900)	(15,460)

COMPREHENSIVE LOSS	$ (1,297,480)	$ (756,401)	$ (147,546)

BASIC AND DILUTED NET LOSS PER SHARE		(0.04)	(0.03)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED		15,589,297	4,498,328

The accompanying notes are an integral part of these financial statements.

WESTLAND RESOURCES CORP.

(Formerly Lions Petroleum Corp.)

(An Exploration Stage Company)

STATEMENT OF STOCKHOLDERS' DEFICIT

	Number of Common Shares	Common Stock	Additional Paid-in Capital	Share Subscriptions	Deficit Accumulated During the Exploration Stage	Accumulated Other Comprehensive Income	Total
Balance, March 18, 2003 (date of inception)	-	$ -	$ -	$ -	$ -	$ -	$ -

Share subscriptions received:	-	-	-		-	-
February 2003				5,000			5,000
March 2003				89,000			89,000
April 2003				43,100			43,100
May 2003				13,000			13,000
July 2003				400			400
Net loss	-	-	-	-	(18,988)	-	(18,988)

Balance, July 31, 2003	-	-	-	150,500	(18,988)	-	131,512

Share subscriptions received	-	-	-		-	-
August 2003				11,000			11,000
September 2003				30,400			30,400
October 2003				55,000			55,000
November 2003				40,378			40,378
December 2003				78,500			78,500
January 2004				33,250			33,250
February 2004				181,600			181,600
March 2004				1,000			1,000
April 2004				16,000			16,000
Net loss	-	-	-	-	(204,829)	-	(204,829)

Balance, July 31, 2004	-	-	-	597,628	(223,817)	-	373,811

Share subscriptions received September 12, 2005	-	-	-	5,000	-	-	5,000
Net loss	-	-	-	-	(185,176)	-	(185,176)

Balance, July 31, 2005	-	-	-	602,628	(408,993)	-	193,635

Common stock issued for cash at $0.10:
September 2005	4,088,274	4,088	404,739	(408,827)			-
January 2006	1,537,000	1,537	152,163	(153,700)			-
April 2006	188,000	188	18,612	(18,800)			-
May 2006	20,000	20	1,980	(2,000)			-
July 2006	20,000	20	1,980	(2,000)			-

Other comprehensive loss	-	-	-	-	-	(15,460)	(15,460)
Net loss	-	-	-	-	(132,086)		(132,086)

Balance, July 31, 2006	5,853,274	5,853	579,474	17,301	(541,079)	(15,460)	46,089

Common stock issued for cash at $0.10:					-	-	-
August 2006	165,000	165	16,636	(16,801)			-
November 2006	5,000	5	495	(500)			-
Common stock issued for debt at $0.07:
March 2007	9,600,000	9,600	662,400	-	-	-	672,000
Common stock issued for services at $0.10:
March 2007	21,500	21	2,129	-	-	-	2,150
Other comprehensive loss						(115,440)	(115,440)
Net loss	-	-	-	-	(625,501)	-	(625,501)

Balance, July 31, 2007	15,644,774	$ 15,644	$ 1,261,134	$ -	$ (1,166,580)	$ (130,900)	$ (20,702)

The accompanying notes are an integral part of these financial statements.

WESTLAND RESOURCES CORP.

(Formerly Lions Petroleum Corp.)

(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS

	March 18, 2003 (Inception) to July 31, 2007	Year ended July 31, 2007	Year ended July 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (1,166,580)	$ (625,501)	$ (132,086)
Items not affecting cash:
Amortization and depletion	155,036	8,889	35,075
Loss on sale of marketable securities	41,706	36,345	5,361
Impairment of oil and gas properties	36,938	36,938	-
Gain on sale oil and gas properties	(46,654)	-	(46,654)
Loss on settlement of debt	432,000	432,000	-
Gain on settlement of debt	(32,821)	(31,821)	-
Shares isued for services	2,150	2,150	-

Changes in assets and liabilities:
Increase in accounts receivable	(440)	(440)	-
Increase in prepaid expenses	(5,000)	(2,834)	-
Increase in accounts payable and accrued liabilities	26,349	6,181	12,317

Net cash used in operating activities	(557,316)	(139,093)	(125,987)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of shares	602,628	-	-
Due from related party	(128,679)	2,634	-
Due to related parties	275,000	120,000	120,000

Net cash provided by financing activities	748,949	122,634	120,000

CASH FLOWS FROM INVESTING ACTIVITIES
Disposition of marketable securities	22,672	15,157	7,515
Acquisition of equipment	(4,640)	-	-
Acquisition of oil and gas properties	(209,399)	-	-

Net cash (used) provided by in investing activities	(191,367)	15,157	7,515

Change in cash	266	(1,302)	1,528

Cash, beginning	-	1,568	40

Cash, ending	$ 266	$ 266	$ 1,568

SUPPLEMENTAL CAS FLOW INFORMATION

Non cash operating, investing and financing transaction:
Shares received as proceeds for disposal of oil and gas properties	$ 64,378	$ 64,378	$ -
Shares received for settlement of debt	$ 161,500	$ 161,500	$ -
Shares issued for settlement of debt	$ 672,000	$ 672,000	$ -
Shares issued for services	$ 2,150	$ 2,150	$ -
Cash paid for:
Interest	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

WESTLAND RESOURCES CORP.

(Formerly Lions Petroleum Corp.)

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2007

1.

HISTORY AND ORGANIZATION

The Company was incorporated in the State of Nevada on March 18, 2003 and is in the business of exploring and developing oil and gas properties in the United States.  The Company is considered to be an exploration stage company as it has not generated significant revenues from operations.

These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $1,166,580 at July 31, 2007 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations.  Management will continue to seek equity financing to fund the development of the exploration activities. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue.

2.

SIGNIFICANT ACCOUNTING POLICIES

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America and are presented in United States dollars.  The significant accounting policies adopted by the Company are as follows:

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Significant areas of estimation include: carrying value and impairment of oil and gas assets, future tax rates to determine deferred tax assets and the useful life of equipment.  Actual results could differ from these estimates.

Impairment of long lived assets

Equipment are reviewed for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets.” Under SFAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, when the carrying value of the asset exceeds the fair value. To date, management has not determined there to be any impairment to equipment.

WESTLAND RESOURCES CORP.

(Formerly Lions Petroleum Corp.)

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2007

2.

SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Foreign currency translation

Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates. Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date.  Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date.  Gains and losses from restatement of foreign currency monetary assets and liabilities are included in the statement of operations.  Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in the statement of operations.

Cash and cash equivalents

The Company considers cash held at banks and all highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Equipment

Equipment is recorded at cost less accumulated amortization. Amortization is provided for over the estimated useful lives of the assets on a declining balance basis at the following annual rates:

Furniture and equipment

20%

Computer equipment

30%

Marketable securities

Marketable securities are classified as available-for-sale, stated at market value as determined by the most recently traded price at the balance sheet date with the change in fair value (unrealized gains or losses) during the period excluded from earnings and recorded net of tax as a component of other comprehensive income. Realized gains and losses are recognized in earnings.

Revenue recognition

The Company  recognizes  oil and gas  revenues  from its  interests  in producing  wells as oil and gas is  produced  and sold from these wells and when ultimate collection is reasonably assured.

Income taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

WESTLAND RESOURCES CORP.

(Formerly Lions Petroleum Corp.)

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2007

2.

SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Financial instruments

The carrying  amount  reported in the balance sheet for cash,  accounts receivable, marketable securities, accounts  payable and accrued  liabilities, and amounts due to and from related parties  approximates their carrying value value  due to the  immediate or  short-term  maturity of these financial instruments.  The Company’s operations and financing activities are conducted primarily in United States dollars, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates.  Management has determined that the Company is not exposed to significant credit risk.

Net loss per share

Basic net loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share takes into consideration shares of common stock outstanding (computed under basic loss per share) and potentially dilutive shares of common stock.  Diluted net loss per share is not presented separately from basic net loss per share as the conversion of outstanding convertible debentures into common shares would be anti-dilutive.

Oil and gas exploration costs

The Company follows the full cost method of accounting for its oil and gas operations whereby all cost related to the acquisition of petroleum and natural gas interests are capitalized.  Such costs include land and lease acquisition costs, annual carrying charges of non-producing properties, geological and geophysical costs, costs of drilling and equipping productive and non-productive wells, and direct exploration salaries and related benefits.  Proceeds from the disposal of oil and gas properties are recorded as a reduction of the related capitalized costs.

The Company applies a ceiling test to capitalized costs to ensure that such costs do not exceed estimated future net revenues from production of proven reserves at year end.  If capitalized costs are determined to exceed estimated future net revenues, an impairment of the carrying value is charged in the period.

Stock-based compensation

Effective January 1, 2006 the Company adopted the fair value recognition provisions of SFAS No. 123R, “Share Based Payments”, using the modified prospective transition method. Under this transition method, compensation cost is recognized for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of SFAS 123, and the compensation cost of all share-based payments granted subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123R.

SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead requires that such transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton option-pricing model to determine the fair-value of stock-based awards.

To date the Company has not adopted a stock option plan and has not granted any stock options. Accordingly, no stock-based compensation has been recorded to date.

WESTLAND RESOURCES CORP.

(Formerly Lions Petroleum Corp.)

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2007

2.

SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Asset Retirement Obligations

The Company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations," which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets.  The adoption of this standard has had no effect on the Company's financial position or results of operations.  To July 31, 2007 any potential costs relating to the ultimate disposition of the Company's mineral property interests have not yet been determinable.

Recent accounting pronouncements

In December 2007, the FASB issued SFAS 141R, Business Combinations. SFAS 141R replaces SFAS 141. The statement retains the purchase method of accounting for acquisitions, but requires a number of changes, including changes in the way assets and liabilities are recognized in the purchase accounting. It changes the recognition of assets acquired and liabilities assumed arising from contingencies, requires the capitalization of in-process research and development at fair value, and requires the expensing of acquisition-related costs as incurred. The statement will apply prospectively to business combinations occurring in fiscal years beginning November 1, 2009. Management is in the process of evaluating the impact SFAS 141R will have on the Company’s financial statements upon adoption.

In December 2007, the FASB issued SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements-an amendment of ARB No. 51”. SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective for the fiscal year beginning after December 15, 2008. Management is in the process of evaluating the impact SFAS 160 will have on the Company’s financial statements upon adoption.

3.

MARKETABLE SECURITIES

	July 31, 2007	July 31, 2006

Transamerican Energy Inc.	$ -	$ 36,042
Lions Petroleum Inc.	30,600	-
Ending balance	$ 30,600	$ 36,042

During the ended July 31, 2006, the Company received 300,000 common shares with a fair value of $64,378 or $0.21 per share of Transamerican Energy Inc. (“Transamerican”), a company listed on the TSX Venture exchange, in exchange for the release of its interests in various unproven oil and gas properties in Texas, USA. During the year ended July 31, 2006, the Company sold 60,000 common shares of Transamerican for proceeds of $7,515 resulting in a net loss of $5,361. At July 31, 2006, the Company owned 240,000 common shares of Transamerican with a fair value of $36,042. The decrease in fair value of the remaining 240,000 Transamerican shares of $15,460 was included in other comprehensive income at July 31, 2006.  During the year ended July 31, 2007, the Company sold all the remaining common shares for proceeds of $15,157 resulting in a net loss of $36,345.

WESTLAND RESOURCES CORP.

(Formerly Lions Petroleum Corp.)

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2007

___

3.

MARKETABLE SECURITIES (cont’d…)

During the year ended July 31, 2007, the Company received 170,000 shares of Lions Petroleum Inc. (“Lions”), a company quoted on the Over the Counter Bulletin Board, with a fair value of $161,500 in settlement of receivables of  $128,679 which resulted a gain on debt settlement of $32,821.  At July 31, 2007, the Company owned 170,000 Lions shares with a fair value of $30,600.  The $130,900 decrease in value was included in other comprehensive income at July 31, 2007.

4.

EQUIPMENT

	July 31, 2007	July 31, 2006

Equipment
Cost	$ 4,640	$ 4,640
Accumulated amortization	(2,553)	(1,863)

Total	$ 2,087	$ 2,777

5.

OIL AND GAS PROPERTIES, UNPROVEN

Total

Beginning balance July 31, 2005	$ 99,253
Dispositions	(17,724)
Depletion	(34,138)
Ending balance July 31, 2006	47,391
Impairment	(36,938)
Depletion	(8,199)
Total ending balance July 31, 2007	$ 2,254

During the year ended July 31, 2003, the Company acquired interest in unproven oil and gas properties located in Palo Pinto County, TX, USA for $165,614. The Company’s working interest varied from 7% to 10% and its net revenue interest varied from 6% to 8% in these properties.

During the year ended July 31, 2004, the Company acquired interest in unproven oil and gas properties located in Palo Pinto County, TX, USA for $43,785. The Company acquired a 7% working interest and a 5,6% net revenue interest in these properties.

During the year ended July 31, 2006, the Company disposed of certain oil and gas properties acquired during the year ended July 31, 2003 in exchange for 300,000 common shares of Transamerican with a fair value of $64,378 resulting in a gain of $46,654.

During the year ended July 31, 2007, the Company impaired certain of its oil and gas properties due to continued uneconomic production.  Accordingly the carrying values of these properties were written-off to their estimated fair value.

WESTLAND RESOURCES CORP.

(Formerly Lions Petroleum Corp.)

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2007

6.

RELATED PARTY TRANSACTIONS

The Company entered into the following related party transactions:

a)

Paid or accrued $120,000 (2006 - $120,000) in management fees to two officers of the Company.

b)

Issued 9,600,000 (2006 - Nil) common shares to two officers in settlement of $240,000 (2006 - $Nil) due for management fees. The common shares were issued at $0.07 per share for a total value of $672,000 resulting in loss on debt settlement to related parties of $432,000.

c)    Received 170,000 shares from a company with common directors and officers in settlement of $128,679 receivable with a fair value of $161,500 or $0.95 per share resulting in a gain on debt settlement of $32,821.  The fair value at year end was $30,600 or $0.18 per share.

At July 31, 2007, $35,000 (2006 - $155,000) was due to officers.  These amounts were unsecured, non-interest bearing and had no specific terms of repayment.

At July 31, 2007, $nil (2006 - $131,313) was due from Lions.  This amount was unsecured, non-interest bearing and had no specific terms of repayment.   During the year ended July 31, 2007 this loan was settled by the issuance of shares of Lions (Note 3).

Related party transactions are recorded at the exchange amount, which is the amount of consideration agreed between the related parties.

7.

COMMON STOCK

	July 31, 2007	July 31, 2006

Authorized, par value of $0.001	750,000,000	750,000,000
Issued	15,644,774	5,853,274

8.

INCOME TAXES

As at July 31, 2007, the Company had net operating loss carry forwards of $1,166,580 (2006: $541,077) which commence expiry in 2023. Due to the uncertainty of realization, the Company has provided a full valuation allowance for the potential deferred tax assets resulting from this loss carry forwards.

Income tax recovery differs from the amount which would result from applying the statutory US income tax rates for the following reason:

	July 31, 2007	July 31, 2006
Loss before income taxes	$ 625,501	$ 132,086
Tax rate	35%	35%
	218,925	46,230
Change in valuation allowance	(218,925)	(46,230)
Future income tax recovery	-	-

WESTLAND RESOURCES CORP.

(Formerly Lions Petroleum Corp.)

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

JULY 31, 2007

9.

SUBSEQUENT EVENT

Subsequent to July 31, 2007, the Company closed a private placement to issue 1,370,000 shares of common stock at $0.05 per share for gross proceeds of $68,500.

WESTLAND RESOURCES CORP.

(An Exploration Stage Company)

FINANCIAL STATEMENTS

APRIL 30, 2008

WESTLAND RESOURCES CORP.

(An Exploration Stage Company)

BALANCE SHEETS

(Unaudited)

	April 30, 2008	July 31, 2007

ASSETS

Current
Cash	$ 327	$ 266
Marketable securities	13,600	30,600
Accounts receivable	1,100	440
Prepaid expenses	-	5,000
Due from related party	4,500	-
	19,527	36,306

Equipment, net	1,702	2,087

Oil and gas properties, net	2,254	2,254

	$ 23,483	$ 40,647

LIABILITIES AND STOCKHOHDERS’ DEFICIT

Current
Accounts payable and accrued liabilities	$ 53,724	$ 26,349
Due to related parties	75,000	35,000
	128,724	61,349

Stockholders’ Deficit
Common stock (Note 2)
Authorized
750,000,000 shares, par value of $0.001
Issued
17,074,774 shares (July 31, 2007 – 15,644,774 shares)	17,075	15,644
Additional paid-in capital	1,331,202	1,261,134
Deficit accumulated during the exploration stage	(1,305,618)	(1,166,580)
Accumulated other comprehensive loss	(147,900)	(130,900)

	(105,241)	(20,702)

	$ 23,483	$ 40,647

The accompanying notes are an integral part of these financial statements.

WESTLAND RESOURCES CORP.

(An Exploration Stage Company)

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Month Period ended April 30, 2008	Three Month Period ended April 30, 2007	Nine Month Period ended April 30, 2008	Nine Month Period ended April 30, 2007	Cumulative from March 18, 2003 (inception) to April 30, 2008

Revenue
Oil & gas revenue	$ 158	$ 43	$ 158	$ 978	$ 13,641

Expenses
Amortization and depletion	$ 129	$ 173	385	$ 518	$ 155,420
Bank charges and interest	80	107	196	152	2,342
Consulting	-	-	-	-	12,086
Management fees	30,000	30,000	90,000	90,000	544,670
Office and miscellaneous	1,073	-	4,276	-	23,689
Office rent	-	626	-	1,316	12,623
Professional fees	9,065	1,073	44,204	5,292	102,890
Registration, filing fees and transfer agent	-	766	135	976	7,987
Shareholder costs and promotion	-	-	-	685	2,054
Travel and related	-	-	-	-	24,329

Loss before other items	(40,347)	(32,745)	(139,196)	(98,939)	(888,090)

Other Items
Gain (loss) on sale of marketable securities	-	9,415	-	10,915	(41,706)
Impairment of oil and gas properties	-	-	-	-	(36,938)
Gain on sale of oil and gas properties	-	-	-	-	46,654
Gain on debt settlement	-	-	-	-	32,821
Loss on debt settlement	-	(397,000)	-	(397,000)	(432,000)

	-	(387,585)	-	(386,085)	(431,169)

Net lLoss	(40,189)	(420,287)	(139,038)	(484,046)	(1,305,618)

Accumulated oOther cComprehensive iIncome	-	-	(17,000)	-	(147,900)

Comprehensive lLoss	$ (40,189)	$ (420,287)	$ (156,038)	$ (484,046)	$ (1,453,518)

Net lLoss pPer sShare – basic and diluted	(0.00)	(0.04)	(0.01)	(0.06)

Weighted aAverage nNumber of sShares oOutstanding – basic and diluted	16,884,107	11,752,931	16,051,854	7,876,789

The accompanying notes are an integral part of these financial statements.

WESTLAND RESOURCES CORP.

(An Exploration Stage Company)

STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Month Period ended April 30, 2008	Nine Month Period Ended April 30, 2007	Cumulative from March 18, 2003 (inception)to April 30,2008

Cash fFlow from oOperating aActivities
Net lossincome (loss)	$ (139,038)	$ (484,046)	$ (1,305,618)
Items not affecting cash:
Amortization and depletion	385	518	155,420
(Gain) loss on sale of marketable securities	-	(10,915)	41,706
Impairment of oil and gas properties	-	-	36,938
Gain on sale of oil and gas properties	-	-	(46,654)
Gain on debt settlement	-	-	(32,821)
Loss on debt settlement	-	397,000	432,000
Shares issued for services	-	2,150	2,150

Changes in non-cash operating working capital items:
Accounts receivable	(660)	-	(1,100)
Prepaid expenses	5,000	(5,000)	-
Accounts payable and accrued liabilities	27,374	(4,151)	53,724

Net cash used in operating activities	(106,939)	(104,444)	(664,255)

Cash fFlow from fFinancing aActivities
Issuance of common shares	71,500	-	674,128
Due from related party	(4,500)	(27,366)	(133,179)
Due to related parties	40,000	120,000	315,000

Net cash provided by financing activities	107,000	92,634	855,949

Cash fFlow from iInvesting aActivities
Disposition of marketable securities	-	10,915	22,672
Acquisition of equipment	-	-	(4,640)
Acquisition of oil and gas properties	-	-	(209,399)

Net cash cash provided by (usedused in) investing activities	-	10,915	(191,367)

Increase (Decrease) in cash	61	(895)	327

Cash, beginning	266	1,568	-

Cash, ending	$ 327	$ 673	$ 327

Supplemental Cash Flow Information:
Non cash operating, investing and financing transactions:
Shares received as proceeds for disposal of oil and gas properties	$ -	$ -	$ 64,378
Shares received for settlement for debt	$ -	$ -	$ 161,500
Shares issued for settlement of debt	$ -	$ -	$ 672,000
Shares issued for services	$ -	$ -	$ 2,150

Cash paid for:
Interest	$ -	$ -	$ -
Income taxes	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements.

WESTLAND RESOURCES CORP.

(An Exploration Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

APRIL 30, 2008

(Unaudited)

1.

BASIS OF PRESENTATION

Unaudited Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and in accordance with the rules and regulations of the Securities and Exchange Commission. They may not include all information and footnotes required by generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the year ended July 31, 2007 included in the Company’s Form S-110-KSB filed with the Securities and Exchange Commission. The unaudited interim financial statements should be read in conjunction with those financial statements included in the Form S-110-KSB. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended April 30, 2008 are not necessarily indicative of the results that may be expected for the year ending JulyAugust 31, 2008.

2.

COMMON STOCK

During the nine month period ended April 30, 2008, the Company completed a private placement of 1,430,000 of its common stock at a price of $0.05 per share, for total proceeds of $71,500.

3.

SUBSEQUENT EVENT

Subsequent to the period ended April 30, 2008, the Company’s officers agreed to cancel 6,171,430 shares they received from the Company in settlement of management fees owing to them.  The fair value of the shares at settlement date exceeded the total management fees owing to the officers, resulting in a loss on debt settlement of $432,000.  The cancellation of 6,171,430 shares will offset the loss resulting from the debt settlement.

Plan Of Operation

Westland Resources intends to continue its investment in Palo Pinto County and its partnership with Lexus oil and gas. Additional wells may be drilled if the projects are viable.

Westland also intends to seek out new opportunities in Western Canada and the western U.S., joint venturing with new partners.

An evaluation process has started with the third party assessment on various opportunities in Northern British Columbia, the Rocky Mountain areas of the United States, and Northwest Texas.

Projection for the future

Our plan of operation for the twelve months following the date of this prospectus is to continue trying to upgrade our investment in Palo Pinto county Texas and our partnership with Lexus Oil and Gas. We will examine ways to increase production on our existing wells through standard maintenance techniques.

Westland intends to examine other joint venture opportunities in and around the Gulf coast area of Texas with Sun Coast Technical Services, Inc. of, Plano Texas. Westland will evaluate each project based on a risk reward model put forward to us from geo technical surveying of the areas and historical production in the chosen fields.  Upon acceptable due diligence, Westland anticipates to joint venture with the operator no more than 15% working interest in any one well. The initial cost projection to accomplish this over the next twelve months is $100,000. Based on previous experience in the areas, $100,000 should gain us a minority interest in up to three wells.

The projects that the company is looking to participate in are low risk wells with desired production no less than 300mcf per day per well. At these rates Westland can project a payback rate in the range of 60months.

Westland intends to consult with Eric Olson of Jake Oil on a number of projects in the Wyoming basin. The consultants will be paid a consulting fee according to industry standards. Total expenditures over the next twelve months are expected to be around $100,000. We will require additional funding to cover our administrative expenses and additional exploration and or joint ventures. We anticipate additional funding will be required in the form of equity financing from the sale of our common stock, however we do not have any arrangements in place for future equity financing. If we are unable to secure additional funding to pursue exploration and or joint ventures there is substantial doubt that we will be able to continue as a going concern.

One to Three years

The Company intends to drill in excess of a dozen wells. The preferred area for exploration and or joint venture is expected to be in Texas and Western Canada. Westland may acquire the leases in Canada through exploration permits that are gained through a bidding process and held by exploration dollar commitments. Westland will pursue minority joint venture opportunities in

Texas with its proven partners. Given the probability of moderate success on these projects, the Company feels that it would be able to finance its future drilling through cash flow as opposed to subsequent equity financing.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

We have had no changes in or disagreements with our accountants.

Directors, Executive Officers, Promoters And Control Persons

Our executive officer and directors and their respective ages as May 22, 2008 is as follows:

Directors:

Name of Director

Age

-----------------------

-----

Gordon L. Wiltse

42

Dale M. Paulson

46

Executive Officers:

Name of Officer

Age

Office

---------------------

---

-------

Gordon L. Wiltse

42

President

Dale M. Paulson

46

Vice-President/Secretary

Set forth below is a brief description of the background and business experience of officer and director for the past five years.

GORDON L. WILTSE - Mr. Wiltse has served as our President and Director since March 30, 2005. From August, 2004 through February, 2005, Mr. Wiltse served as CFO and Director of Lions Petroleum, Inc., a Delaware corporation which is currently trading on the Pink Sheets under the symbol LPET.  From March 2003 to July 2004 he worked as a business consultant for a private oil and gas company.   From January 2002 to February 2003 he was an independent marketing and business consultant to various companies in the oil and gas industry.  He has over 15 years of business experience as a business manager and marketing consultant for private and public companies in various industries.  Mr. Wiltse also serves as President, CEO and Director for Lions Petroleum, Inc.

DALE M. PAULSON - Mr. Paulson served as our Vice President and Secretary since March 30, 2005. Mr. Paulson has over 10 years of experience as a stockbroker and financial advisor at a number of leading investment firms where he specialized in raising venture capital for resource companies. Mr. Paulson also serves as a director of Lions Petroleum, Inc., a Delaware corporation currently listed on the Pink Sheets under the symbol LPET.  From February, 2004 to October, 2005, he was also a director and Vice-President of Panterra Resource Corp., a Canadian public company trading on the TSX Venture Exchange.  Mr. Paulson holds a Bachelors Degree in Business Administration from Simon Fraser University and a Diploma from the Canadian Securities Institute.

Term of Office

Our directors are elected for one-year terms, to hold office until the next annual general meeting of the shareholders, or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Legal Proceedings

None of the officers, directors, control persons or promoters of the Company has been involved in any legal proceedings involving any bankruptcy, criminal proceeding, court orders barring involvement in business activities, and none of them have been found to have violated any federal or state securities or commodities law.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

As of the date of this Prospectus, the Company does not have a written Conflicts of Interest Policy.  The Company is aware of two potential conflicts of interest.  First, the Board of directors consists solely of the Company’s Officers and Directors.  The Board of Directors approves all compensation paid to its officers, essentially giving its Officers sole control over their own compensation packages.

Second, Gordon Wiltse, President of Westland, is also President and a director of Lions Petroleum, Inc., a public company which trades on the Pink Sheet quotations system under the symbol of LPET.  Dale Paulson is also a director of Lions Petroleum, Inc.  Both Messrs Wiltse and Paulson spend less than one-half time as an officer and directors, respectively, of Lions Petroleum, Inc.  It is anticipated that Messrs Wiltse and Paulson will devote less than half-time to Westland for the next 6 months.  It is possible that the time constraints with being involved with two public companies might make it difficult to serve both companies effectively, although both directors believe that such a conflict will not adversely affect their position with Westland.  It is not expected that Messrs. Wiltse and Paulson will continue with Lions Petroleum indefinitely.

Committees of the Board of Directors

Our Board of Directors has not established any committees, including an Audit Committee, a Compensation Committee or a Nominating Committee, or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our Board of Directors as a whole. Further, we plan on applying to have our stock quoted on the OTC Bulletin Board, which does not have any qualitative requirements mandating the establishment of any particular committees.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our shareholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our shareholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any shareholder for any candidate to serve on our Board of Directors. Given the nature of our operations and lack of directors and officers insurance coverage, we do not anticipate that any of our shareholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees.

None of our directors is an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-K. In general, an “audit committee financial expert” is an individual member of the audit committee or Board of Directors who:

•	understands generally accepted accounting principles and financial statements,

•	is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•	has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

•	understands internal controls over financial reporting, and

•	understands audit committee functions.

We believe that the members of our Board of Directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances.

Director Independence

Our Board of Directors has determined that it does not have a member that is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Executive Compensation

(a) Following is a table detailing payments made to the Company’s executive officers for the past two years.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compen-sation	Change in Pension Value and Non-qualified Deferred Compen-sation Earnings	All Other Compen-sation	Total
Gordon L. Wiltse, President(1)	2007 2006	0 0	0 0	$60,000 $60,000	0 0	0 0	0 0	0 0	0 0
Dale M. Paulson, V.P. Secretary(1)	2007 2006	0 0	0 0	$60,000 $60,000	0 0	0 0	0 0	0 0	0 0

(1)  Messrs. Paulson and Wiltse have Management Agreements under which each officer is to receive $5,000/month, plus reimbursement of reasonable expenses.  Messrs. Paulson and Wiltse have agreed to accept stock in lieu cash payments while the Company is in the early stages of its business plan.  The Board of Directors approved the issuance of the restricted shares by determining the proposed sale price of the shares of other shareholders, and converting at a price equal to or greater than that price.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Gordon L. Wiltse, President	0	0	0	0	0	0	0	0	0
Dale M. Paulson	0	0	0	0	0	0	0	0	0

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Gordon L. Wiltse	0	0	0	0	0	0	0
Dale M. Paulson	0	0	0	0	0	0	0

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be paid in the future directly or indirectly by the corporation to any officer or director under any plan which presently exists. There are no plans to increase the number of employees significantly over the next twelve months.

Compensation Discussion and Analysis

Director Compensation

Members of the Company’s Board of Directors do not receive compensation, as such, at this time, but are paid consulting fees for specific services as incurred.

Officer Compensation

Officers are compensated under Management Services Agreement.  Copies of the Agreements are attached hereto as Exhibits 10.1 and 10.2.  Under the terms of the Agreements, Mr. Paulson and Mr. Wiltse are each to receive $5,000 monthly, payable on the first and fifteenth of each month.  All out of expenses incurred in the performance of their duties will be reimbursed.  Messrs. Wiltse and Paulson have agreed to accept restricted common stock of the Company in lieu of their management fees while the Company is in the early stages of its business plan.

Stock Option Grants

As of the date of this Prospectus the Company has not granted any stock options

Employment Agreements

We do not have any employment or consultant agreement with any other officers, directors or employees.

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth, as of August 4, 2008, the beneficial ownership of our common stock by each of our officers and directors, by each person known by us to beneficially own more than 5% of our common stock and by our officers and directors as a group.  Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 17,074,774 shares of common stock issued and outstanding on August 4, 2008.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage Ownership of Common Stock
Dale M. Paulson 9951 181st, Surrey, B.C. Canada V4N 5B5	1,714,285	10%
Gordon L. Wiltse c/o Lions Petroleum 93 South Jackson St., Seattle, WA 98104-2818	1,714,285	10%
Directors and Officers as a Group (2)	3,428,570	20%

Transactions with Related Persons, Promoters and Certain Control Persons

The Company has accrued $120,000 for the fiscal year ended July 31, 2007, in management fees to Gordon L. Wiltse and Dale Paulson, officers of the Company for services rendered as officers.  The Company also issued 9,600,000 shares of restricted common stock to Gordon L. Wiltse and Dale Paulson in settlement of $240,000 due in management fees for services as officers of the Company.  The shares were issued at $0.07 per share for a total value of $672,000 resulting in loss on debt settlement to related parties of $432,000.  The Board of Directors approved the issuance of stock in lieu of management fees in October, 2007 at $0.07 per share, based on the offering being completed at that time.  Subsequent to the quarter ended April 30, 2008, Mssrs. Paulson and Wiltse returned 6,171,430 of these shares, offsetting the loss resulting from the debt settlement.  The shares carry the same rights and privileges of shares offered hereunder.  See Description of Securities Section for additional details and rights of the shares.  In general, officers and directors are responsible for the day-to-day operations of the Company, raising money for operation costs and locating potential projects for the Company.

The Company received 170,000 shares from Lions Petroleum, Inc., a publicly traded company with common directors and officers, in settlement of $128,679 owed to the Company by Lions Petroleum, Inc., with a fair value of $161,500 or $0.95 per share resulting in a gain on debt settlement of $32,821.  The fair value at year end was $30,600 or $0.18 per share.

Other than as set forth in this section, none of the following parties has, since our date of incorporation, any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*     Any of our directors or officers;

*     Any person proposed as a nominee for election as a director;

*     Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;

*     Any of our promoters;

*     Any relative or spouse of any of the foregoing persons who has the same house as such person.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee*

$

40

Transfer Agent Fees

$

0

Accounting fees and expenses

$

10,000

Legal fees and expenses

$

10,000

-------------

Total

$

20,040

=======

--------------------------------------------------------------------------------------

* All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our Articles of Incorporation. Excepted from that immunity are:

(1)   a wilful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)   a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)   a transaction from which the director derived an improper personal profit; and

(4)   wilful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)   such indemnification is expressly required to be made by law;

(2)   the proceeding was authorized by our Board of Directors;

(3)   such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)   such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

RECENT SALES OF UNREGISTERED SECURITIES

On May 31, 2003, we completed the issuance of 6,705,000 of our common stock pursuant to Section 4(2), and Regulation S, of the Securities Act.  We received proceeds of $134,100 from that offering.  No commissions or fees were paid in connection with that offering.  The number of shares issued in that offering were subsequently reduced to 1,341,000 pursuant to a “one for five” (1:5) reverse stock split.

In April, 2004, we completed the issuance of 4,703,774 shares of our common stock pursuant to Section 4(2), and Regulation S, of the Securities Act.  We received $470,377 from that offering.  No commissions or fees were paid in connection with that offering.

In December, 2007, we completed the issuance of 1,370,000 shares of our common stock pursuant to Section 4(2), and Regulation S, of the Securities Act.  We received $68,500 from that offering.  No commissions or fees were paid in connection with that offering.

In February, 2008, we entered into a subscription agreement pursuant to Section 4(2), and Regulation S, of the Securities Act for the purchase of 60,000 shares of our common stock at $0.05 per share.  The shares were authorized but not issued as of April 30, 2008.  We received $3,000 from that offering.  No commissions or fees were paid in connection with that offering.

Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S.  We did not engage in a distribution of these offerings in the United States.  Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution.  Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S.  Each purchaser was given adequate access to sufficient information about us to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. The Selling Shareholders named in the Prospectus which forms a part of this registration statement include all of the purchasers who purchased shares pursuant to these Regulation S offerings.

EXHIBITS

The following exhibits are included in this registration statement.

EXHIBIT

NUMBER

DESCRIPTION

----------

-----------

3.1

Articles of Incorporation*

3.2

Certificate of Amendment*

3.2

By-Laws*

4.1

Share Certificate*

5.1

Opinion of Parsons/Burnett/Bjordahl, LLP, with consent to use*

10.1

Management Services Agreement – Dale Paulson*

10.2

Management Services Agreement – Gordon Wiltse*

23.1

Consent of Accountant

*Previously filed as exhibits to Form S-1, filed March 14, 2008, SEC File No. 333-149709.

UNDERTAKINGS

The undersigned Registrant hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by, Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Each prospectus filed pursuant to Rule 424(b)(§230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, Province of British Columbia, on August 26, 2008.

WESTLAND RESOURCES, CORP.

/s/ Dale M. Paulson

Dale M. Paulson, Principal Financial Officer, Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gordon L. Wiltse

Gordon L. Wiltse, President, Director

/s/ Dale M. Paulson

Dale M. Paulson, VP, Secretary, Director